EXHIBIT 99.1

PRESS RELEASE

Tivic Health Announces Proposed Public Offering of Common Stock

SAN FRANCISCO – July 14, 2023 – Tivic Health® Systems, Inc. (“Tivic”, “Company”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced that it intends to offer and sell shares of its common stock in a public offering. All of the shares of common stock are being offered by Tivic. Tivic intends to use the net proceeds of the offering, if any, for working capital and general corporate purposes. Consummation of the offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Maxim Group LLC is acting as the sole placement agent, on a reasonable best efforts basis, for the offering.

A shelf registration statement on Form S-3 (File No. 333-269494) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2023, and became effective on February 8, 2023. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus, together with the information incorporated by reference therein, for more complete information about Tivic and the proposed offering. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering; the company’s financial condition; the company’s ability to raise additional capital, if and when necessary; clinical trial results for the company’s product candidates; market, economic and other conditions; supply chain constraints; macroeconomic factors, including inflation; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact

Kayleigh Westerfield

Kayleigh.Westerfield@tivichealth.com

Investor Contact

Hanover International, Inc.

ir@tivichealth.com